Execution Version

                               FIRST AMENDMENT TO
                                SALES AGREEMENT

This FIRST AMENDMENT TO SALES AGREEMENT (the "Amendment") is made and entered into with effect this 22nd day of August, 2013, by First Trust Senior Floating Rate Income Fund II, a Massachusetts business trust (the "Fund"), First Trust Advisors L.P., an Illinois limited partnership (the "Adviser"), and JonesTrading Institutional Services LLC ("Jones"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement (as defined below).

                                   WITNESSETH

      WHEREAS, the Fund, the Adviser and Jones entered into a Sales Agreement, dated November 21, 2012 (the "Agreement") pursuant to which the Fund has issued, and may from time to time continue to issue and sell through Jones, up to 3,000,000 shares of the Fund's common shares of beneficial interest, $0.01 par value per share (the "Shares");

      WHEREAS, as of the date hereof, the Fund has issued and sold through Jones as its agent 1,225,967 Shares pursuant to the Agreement;

      WHEREAS, the Fund desires to increase the number of Shares that may be issued and sold from time to time through Jones under the Agreement from 3,000,000 Shares to 4,225,967 Shares and such increase has been approved by the Fund's Board of Trustees on August 21, 2013;

      WHEREAS, the parties desire to amend the Agreement to reflect the increase in the number of Shares to be issued and sold through Jones.

      NOW THEREFORE, for and in consideration of the premises and the exchange of mutual promises, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. The first sentence of Section 1 of the Agreement is hereby amended by deleting such sentence in its entirety and replacing such sentence with the following:

            "The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jones, acting as agent and/or principal, up to four million two hundred twenty-five thousand nine hundred and sixty-seven (4,225,967) of the Fund's common shares of beneficial interest, $0.01 par value per share (the "Shares")."

      2. All other references to "3,000,000" in the Agreement shall be changed to "4,225,967."

      3. This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

      4. This Amendment may be executed in any number of counterparts and such signature pages may be delivered by facsimile, each of which shall be deemed to be an original, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

      5. Except as specifically modified by the terms and conditions of this Amendment, the terms and conditions of the Agreement are hereby ratified and affirmed in all respects and shall continue in full force and effect. In the event of a conflict between any provision in the Agreement and the text of this Amendment, the text of this Amendment shall control.

      6. The Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. This Amendment is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Amendment are not binding upon any of the Fund's shareholders individually but are binding only upon the assets and property of the Fund.





                            [Signature Page Follows]



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        FIRST TRUST SENIOR FLOATING RATE
                                        INCOME FUND II



                                        By:  __________________________
                                        Name:
                                        Title:


                                        FIRST TRUST ADVISORS L.P.



                                        By:  __________________________
                                        Name:
                                        Title:


                                        ACCEPTED as of the date
                                        first-above written:

                                        JONESTRADING INSTITUTIONAL
                                        SERVICES LLC


                                        By:  __________________________
                                        Name:
                                        Title:



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